                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                              COMPUTER MOTION, INC.
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

           Delaware                                            77-0458805
    -----------------------                                -------------------
    (State of Incorporation                                   (IRS Employer
       or Organization)                                    Identification No.)

           130-B Cremona Drive
           Goleta, California                                          93117
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(Address of Principal Executive Offices)                            (Zip Code)


Securities to be registered pursuant to Section 12(b) of the Act:

 Title of each class                            Name of each exchange on which
 to be so registered                            each class is to be registered
 -------------------                            ------------------------------
        None                                            Not applicable


Securities to be registered pursuant to Section 12(g) of the Act:

                          Common Stock, $.001 par value
                          -----------------------------
                                (Title of Class)




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                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.  Description of Registrant's Securities to be Registered.
         --------------------------------------------------------

                  See "Description of Capital Stock" and "Shares Eligible for Future Sale" in the preliminary prospectus of the Registrant, incorporated by reference from the Registration Statement on Form S-1 of Registrant, Registration No. 333-29505, filed with the Securities and Exchange Commission on June 18, 1997.

Item 2.  Exhibits
         --------

                  The following documents included as exhibits, as indicated, to Registrant's Registration Statement on Form S-1, Registration No. 333-29505, filed with the Securities and Exchange Commission on June 18, 1997, are incorporated herein by reference.

Exhibit Description                                                                     Form S-1 Exhibit Number
-------------------                                                                     -----------------------
Second Amended and Restated Certificate of Incorporation                                     3.1
of the Company, as shall be in effect upon the effectiveness of this Form 8-A.*

Bylaws of the Company, as currently in effect.                                               3.2

Specimen Certificate of Common Stock.*                                                       3.3

Computer Motion, Inc. Tandem Stock Option Plan ("Tandem Plan").                             10.1

Forms of Stock Option Agreement pertaining to the Tandem Plan.                              10.2

Computer Motion, Inc. 1997 Stock Incentive Plan ("Stock Incentive Plan").                   10.3

Form of Stock Option Agreements pertaining to the Stock Incentive Plan.                     10.4

Computer Motion, Inc. Employee Stock Purchase Plan.                                         10.5

Series D Convertible Preferred Stock and Warrant Purchase Agreement dated                   10.7
as of August 24, 1994 between Chase Manhattan Capital Corporation and the Company

Registration Agreement between the Company and certain shareholders                         10.8
thereof, as amended to date





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
Stockholders Agreement dated August 24, 1994 between Chase Manhattan                        10.9
Capital Corporation, the Company and the Executives designated therein

Secured Convertible Debenture of the Company to Medtronic, Inc. dated                       10.11
March 19, 1997

Form of Warrant to Purchase Common Stock issued to the Bridge Financing Agreements          10.13

Form of Redeemable Warrant to Purchase Common Stock of the Company issued in
conjunction with the Company's Series E Preferred Stock                                     10.15

*   To be filed by amendment.




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                                    SIGNATURE

    Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                 COMPUTER MOTION, INC.

                                 By:    /s/ Stephen L. Wilson
                                        --------------------------------------
                                        STEPHEN L. WILSON
                                        Executive Vice President,
                                        Chief Financial Officer and Secretary

                                 Dated: June 18, 1997





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